Exhibit 10.4.2

                               KOMAG, INCORPORATED
                              MANAGEMENT BONUS PLAN

                    AS AMENDED AND RESTATED JANUARY 22, 1997


       I.         PURPOSES OF THE PLAN

                  1.01 The Komag, Incorporated ("Company") Management Bonus Plan ("Plan") is established to promote the interests of the Company by creating an incentive program to (i) attract and retain employees who will strive for excellence, and (ii) motivate those individuals to set and achieve above-average objectives by providing them with rewards for contributions to the operating profits and earning power of the Company.

      II.         ADMINISTRATION OF THE PLAN

                  2.01 The Plan is hereby adopted by the Company's Board of Directors (the "Board"), subject to the approval of the Company's stockholders at the 1997 Annual Stockholders Meeting, and shall be administered by the Compensation Committee ("Committee") of the Board. The members of the Committee shall at all times satisfy the requirements established for outside directors under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations.

                  2.02 The interpretation and construction of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

                  2.03 Within 90 days after the start of each of the Company's fiscal years, the Committee will determine which of the Company's subsidiaries, if any, will participate in the Plan for such fiscal year.

     III.         DETERMINATION OF PARTICIPANTS

                  3.01 An individual shall be eligible to participate in the Plan if employed by the Company or any of its participating subsidiaries for a period of not less than six (6) consecutive months at the time the bonus is earned under Article IV, is in job grade E06 or above, and remains eligible for a bonus award under the terms of Section 4.01 or 4.03. An individual who is on a leave of absence or whose employment

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terminates  and is then re-hired in the same fiscal year shall remain  eligible, but his or her bonus award shall be adjusted, as provided in Article IV below.

                  3.02              For purposes of the Plan:

                                    A.      Except as set forth in Section 3.01,
an individual shall be considered an employee for so long as such individual remains employed by the Company or one or more subsidiary corporations.

                                    B.      Each  corporation  (other  than  the
Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      IV.         BONUS AWARDS

                  4.01 No eligible employee shall earn any portion of a bonus award made hereunder for any fiscal year until the last day of that fiscal year, and then only if there has been an allocation of a portion of the bonus pool for such fiscal year to that employee in accordance with the procedures set forth in
Section 4.03. If an eligible employee receives no allocation under Section 4.03, then that employee shall not earn, and shall not otherwise be entitled to, any bonus under the Plan for that fiscal year. In no event shall any employee receive an allocation under Section 4.03 for a fiscal year if that employee ceases to be employed by either the Company or one or more of its participating subsidiary corporations for any reason, other than retirement after the age of 65, permanent disability or death, on or before the date the allocation of the bonus pool for that fiscal year is made under section 4.03. Notwithstanding the foregoing, if an employee is employed during part of the fiscal year by the Company or any other participating subsidiary in the Plan and for all or part of the remainder of that fiscal year by a subsidiary that is not covered under the Plan, then any bonus to which that employee would otherwise be entitled for such fiscal year had he/she continued in the employ of the Company or participating subsidiary shall be reduced by the proportion of such fiscal year during which the employee was employed by the non-participating subsidiary.

                  4.02 The Committee shall calculate the aggregate bonus pool to be paid under the Plan for each fiscal year. The specific percentage in effect for the fiscal year shall be determined in accordance with the Company's level of success in achieving the budgeted operating income specified for that fiscal year in the annual Financial Plan ("Budgeted Operating Income") which is approved by the Board and ratified for purposes of the Plan by the Committee not later than 90 days after the start of the fiscal year, as follows:

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                              X = The percentage of the Operating  Income of the
         Company and its subsidiaries covered by the Plan that comprises the bonus pool.

                              Y = Actual Operating Income for the fiscal year divided by Budgeted Operating Income.

                              If Y is 0.6667 or greater, then X = 9(Y)-4

                              If Y is less than 0.6667, then X = 3Y

                              No amount shall be paid if Y is zero (0) or less.

                              The maximum  value for X shall be limited to seven
percent (7%), and in no event shall X exceed eight percent (8%) of the Company's Consolidated Operating Income.

                              For purposes of this  Section 4.02 bonus  formula,
the following definitions shall be in effect:

                              "Operating Income" means the Company's operating income for the fiscal year attributable to the Company and the participating subsidiaries for that year.

                              "Consolidated    Operating   Income"   means   the
         Company's   consolidated   operating   income  for  the   fiscal   year
         attributable to the Company and all its subsidiaries.

                              In each case, the calculations of Operating Income
and Consolidated Operating Income shall be in accordance with generally accepted accounting principles, adjusted to exclude the following: (i) any amounts accrued by the Company or its subsidiaries pursuant to Management Bonus Plans or Cash Profit Sharing Plans and related employer payroll taxes for such fiscal year, (ii) any Discretionary or Matching Contributions made to the Savings and Deferred Profit-Sharing Plan or to the Non-Qualified Deferred Compensation Plan for such fiscal year, (iii) all items of gain, loss or expense for such fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of a business, all as determined in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board (APB No. 30), (iv) any adjustments to earnings, gain, loss or expense attributable to a change in accounting principles or standards, (v) all items of gain, loss or expense for such fiscal year related to restructuring charges of subsidiaries whose operations are not included in Operating Income for such fiscal year, (vi) all items of gain, loss or expense for such

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fiscal year related to discontinued operations which do not qualify as a segment of a business as defined under APB No. 30 and (vii) any profit or loss attributable to the business operations of any entity acquired by the Company during such fiscal year. Operating Income shall not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

                  4.03 The aggregate bonus pool calculated in the manner provided in Section 4.02 shall be allocated among the eligible employees in accordance with this Section 4.03.

                                    A.      Each  of  the  Company's   executive
officers (salary grades E11 and above) will be assigned an index which is the product of his or her base salary, measured as of the close of the fiscal year for which the bonus allocation is made, times a multiplier. The multiplier for the President and Chief Executive Officer and the Chairman of the Board will be two (2). For each Senior Vice President (E12), the multiplier will be one-point-five (1.5), and for every other Vice President (E11) the multiplier will be one (1).

                                    B.      Bonuses  will  be  awarded  to  each
executive officer by multiplying the aggregate bonus pool for the fiscal year by a fraction the numerator of which will be the individual officer's index and the denominator of which will be the sum of the indices for all executive officers.

                                    C.      The  Committee   may,  in  its  sole
judgment and discretion, reduce the bonus allocation to any or all of the executive officers.

                                    D.      The sum of all  amounts  not paid to
executive officers pursuant to Section 4.03C shall serve as a separate bonus pool for the fiscal year which may be allocated in whole or in part to other officers and exempt employees grade E06 and above. One or more executive officers of the Company may make recommendations to the Chairman and the President with respect to the non-executive-officer employees who should share in such bonus pool and the portion of such pool to be allocated to each such individual. The Chairman and the President shall review such recommendations and shall, in their discretion, submit one or more of such recommendations (with such adjustments as they deem appropriate) to the Committee for consideration. On the basis of such recommendations, the Committee shall select one or more such non-executive-officer employees to share in such bonus pool and determine the amount of such pool to be allocated to each selected individual. The determinations of the Committee shall be final.

                                    E.      The bonus award made under this Plan
to any participant for any fiscal year shall not exceed $5 million.

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                  4.04  Following   completion  of  the  bonus  calculation  and
allocation referenced above, the Committee shall issue a written report containing the final calculation and allocation.

       V.         PAYMENT OF BONUS AWARDS

                  5.01 The individual bonus award allocated to each employee pursuant to Section 4.03 shall be paid to such employee within thirty (30) days after completion of the annual audit of the Company's financial statements by its independent auditors.

      VI.         GENERAL PROVISIONS

                  6.01 The Plan shall become effective when adopted by the Board and the Company's stockholders. The Board may at any time amend, suspend or terminate the Plan, provided such action is effected by written resolution and does not adversely affect rights and interests of Plan participants to individual bonuses allocated to them prior to such amendment, suspension or termination. All material amendments to the Plan shall require stockholder approval.

                  6.02 On January 22, 1997, the Board adopted an amendment to the Plan that changed the bonus formula under Section 4.02 effective for all fiscal years following the 1996 fiscal year ended December 27, 1996 (the "1997 Amendment"). The 1997 Amendment is subject to stockholder approval at the 1997 Annual Meeting. If the stockholders do not approve the 1997 Amendment, then the bonus formula in effect under Section 4.02 immediately prior to the 1997 Amendment shall automatically be reinstated, and the bonus pool shall continue to be calculated in accordance with the reinstated formula.

                  6.03 No amounts awarded or accrued under this Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an un-funded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

                  6.04 No Plan participant shall have the right to alienate, pledge or encumber his/her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee's creditors or to attachment, execution or other process of law.

                  6.05 Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan, nor shareholder approval of the Plan itself shall be construed so as to grant any person

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the right to remain in the  employ of the  Company or its  subsidiaries  for any period of specific duration. Rather, each employee will be employed "at-will," which means that either such employee or the Company may terminate the employment relationship at any time for any reason, with or without cause.


                  6.06 This is the full and complete agreement between the eligible employees and the Company on the terms described herein.



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